    As filed with the Securities and Exchange Commission on October 16, 2000





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): October 2, 2000


                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


             INDIANA                     0-23264                 35-1542018
 (State or other jurisdiction of     (Commission File           (IRS Employer
         incorporation)                  Number)             Identification No.)


ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, IN                                   46204
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:      (317) 266-0100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On October 2, 2000, Emmis Communications Corporation (the "Company") announced that it had acquired eight network-affiliated and seven satellite television stations from Lee Enterprises, Incorporated ("Lee") effective on October 1, 2000, pursuant to a Purchase and Sale Agreement, dated as of May 7, 2000, by and among Lee, New Mexico Broadcasting Co. and the Company (the "Lee Purchase Agreement"). The purchase price was $559.5 million in cash plus working capital. In addition, on October 6, 2000, the Company announced that it had completed the acquisition of six radio stations in St. Louis, Missouri from Sinclair Broadcast Group Inc. ("Sinclair"), pursuant to an Asset Purchase Agreement, dated as of June 21, 2000, by and among Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, LLC and the Company (the "Sinclair Purchase Agreement"), for approximately $220.0 million in cash. At the same time, the Company announced that it had exchanged four radio stations in St. Louis, including three of the six stations acquired from Sinclair, for a radio station in Los Angeles, California owned by Bonneville International Corporation ("Bonneville"), pursuant to an Asset Exchange Agreement, dated as of October 6, 2000, between the Company, Emmis 106.5 FM Broadcasting Corporation of St. Louis and Emmis 106.5 FM License Corporation of St. Louis, and Bonneville and Bonneville Holding Company (the "Bonneville Exchange Agreement"). Copies of the Lee Purchase Agreement, the Sinclair Purchase Agreement and the Bonneville Exchange Agreement are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and copies of the press releases announcing the acquisition of the television stations from Lee and the radio stations from Sinclair and Bonneville are attached hereto as Exhibits 99.1 and 99.2, respectively.


ITEM 5.           OTHER EVENTS

                  On October 2, 2000, the Company entered into a Third
Amended and Restated Revolving Credit and Term Loan Agreement (the "Amended and Restated Credit Agreement") with Toronto Dominion (Texas), Inc., as Lead Arranger and Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent and each of the financial institutions from time to time party thereto. The Amended and Restated Credit Agreement increased the commitments thereunder to $1,000,000,000 by adding a $600,000,000 term loan facility to the existing $400,000,000 revolving credit loan for the purpose of enabling the Company to make further acquisitions. A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1.

                  On August 24, 2000, the Company announced that it had completed the acquisition of a radio station in Phoenix, Arizona and a radio station in Denver, Colorado from AMFM, Inc. for approximately $108.0 million pursuant to an Asset Purchase Agreement, dated as of June 19, 2000, by and among the Company, AMFM Houston, Inc., AMFM Ohio, Inc. and AMFM Radio Licenses, LLC (the "AMFM

Purchase Agreement"). A copy of the AMFM Purchase Agreement is attached hereto as Exhibit 10.2.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired

SINCLAIR BROADCAST GROUP FINANCIAL INFORMATION
Report of Independent Public Accountants....................      4
  Combined Balance Sheet As of December 31, 1999............      5
  Combined Statement of Operations For the Year Ended
     December 31, 1999......................................      6
  Combined Statement of Stockholders' Equity For the Year
     Ended December 31, 1999................................      7
  Combined Statement of Cash Flows For the Year Ended
     December 31, 1999......................................      8
  Notes to Combined Financial Statements As of December 31,
     1999...................................................      9
Report of Independent Public Accountants....................     15
  Combined Balance Sheets As of December 31, 1999 and June
     30, 2000...............................................     16
  Combined Statements of Operations For the Six Months Ended
     June 30, 1999 and 2000.................................     17
  Combined Statements of Cash Flows For the Six Months Ended
     June 30, 1999 and 2000.................................     18
  Notes to Combined Financial Statements As of June 30,
     2000...................................................     19
KZLA-FM FINANCIAL INFORMATION
Independent Auditor's Report................................     21
  Combined Balance Sheets As of December 31, 1999 and June
     30, 2000...............................................     22
  Combined Statements of Operations For the Year Ended
     December 31, 1999 and For the Six Months Ended June 30,
     1999 and 2000..........................................     23
  Combined Statements of Cash Flows For the Year Ended
     December 31, 1999 and For the Six Months Ended June 30,
     1999 and 2000..........................................     24
  Notes to Combined Financial Statements For the Year Ended
     December 31, 1999 and For the Six Months Ended June 30,
     1999 and 2000..........................................     24
LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS FINANCIAL
  INFORMATION
Independent Auditor's Report................................     31
  Combined Statements of Net Assets.........................     32
  Combined Statements of Income.............................     33
  Combined Statements of Changes in Net Assets..............     34
  Combined Statements of Cash Flows.........................     35
  Notes to Combined Financial Statements....................     36
  Condensed Combined Statements of Net Assets...............     37
  Condensed Combined Statements of Income...................     40
  Condensed Combined Statements of Cash Flows...............     41
  Notes to Unaudited Condensed Combined Financial
     Statements.............................................     42

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Emmis Communications Corp.:

We have audited the accompanying balance sheet of Sinclair Broadcast Group, Inc. -- St. Louis Radio Group (the Group) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Broadcast Group, Inc. -- St. Louis Radio Group as of December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                        /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
August 23, 2000

                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)
  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS COMBINED BALANCE SHEET.

ASSETS
CURRENT ASSETS:
  Cash......................................................    $    230
  Accounts receivable, net of allowance for doubtful
     accounts of $245.......................................       4,890
  Deferred barter costs.....................................         225
                                                                --------
Total current assets........................................       5,345
FIXED ASSETS, net...........................................       5,228
INTANGIBLES ASSETS, net.....................................     102,498
                                                                --------
Total assets................................................    $113,071
                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $     91
  Accrued liabilities.......................................       1,243
  Deferred barter revenue...................................         390
                                                                --------
Total current liabilities...................................       1,724
LONG-TERM LIABILITIES:
  Due to parent.............................................     100,759
  Deferred tax liabilities..................................       2,070
  Other long-term liabilities...............................       1,025
                                                                --------
Total liabilities...........................................     105,578
                                                                --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Contributed capital.......................................       7,000
  Retained earnings.........................................         493
                                                                --------
Total stockholders' equity..................................       7,493
                                                                --------
Total liabilities and stockholders' equity..................    $113,071
                                                                ========

  The accompanying notes are an integral part of this combined balance sheet.

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

REVENUES:
  Station broadcast revenues, net of agency commissions of
     $3,258.................................................    $25,193
  Revenues realized from station barter arrangements........        847
                                                                -------
Total revenues..............................................     26,040
                                                                -------
OPERATING EXPENSES:
  Program and production....................................      6,832
  Selling, general and administrative.......................      7,719
  Corporate expenses........................................        755
  Depreciation and amortization.............................      4,226
                                                                -------
Total operating expenses....................................     19,532
                                                                -------
Broadcast operating income..................................      6,508
                                                                -------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (6,173)
  Other income..............................................          1
                                                                -------
                                                                 (6,172)
                                                                -------
INCOME BEFORE PROVISION FOR INCOME TAXES....................        336
INCOME TAX PROVISION........................................        186
                                                                -------
Net income..................................................    $   150
                                                                =======

    The accompanying notes are an integral part of this combined statement.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                                              TOTAL
                                                              CONTRIBUTED    RETAINED     STOCKHOLDERS'
                                                                CAPITAL      EARNINGS        EQUITY
                                                              -----------    --------     -------------
BALANCE, December 31, 1998................................      $7,000         $343          $7,343
  Net income..............................................          --          150             150
                                                                ------         ----          ------
BALANCE, December 31, 1999................................      $7,000         $493          $7,493
                                                                ======         ====          ======

    The accompanying notes are an integral part of this combined statement.

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $   150
  Adjustments to reconcile net income to net cash flows from operating activities--
  Depreciation and amortization.............................      4,226
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions-
     Increase in accounts receivable, net...................       (639)
     Decrease in prepaid expenses...........................         49
     Increase in accounts payable and accrued liabilities...         60
     Deferred tax provision.................................        959
     Net effect of changes in deferred barter revenues and
      deferred barter costs.................................        137
     Decrease in other long-term liabilities................       (319)
                                                                -------
Net cash flows from operating activities....................      4,623
                                                                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................       (341)
                                                                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in due to parent...............................     (4,241)
                                                                -------
NET INCREASE IN CASH........................................         41
CASH, beginning of period...................................        189
                                                                -------
CASH, end of period.........................................    $   230
                                                                =======
SUPPLEMENTAL INFORMATION:
  Increase in parent company indebtedness related to
     acquisitions...........................................    $14,602
                                                                =======

    The accompanying notes are an integral part of this combined statement.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1999

1. BASIS OF PRESENTATION:

     The St. Louis Radio Group of Sinclair Broadcast Group, Inc. (the "Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the subsequent Heritage Media Services, Inc. (Heritage) acquisition and the acquisition of KXOK from WPNT, Inc., the Company now is comprised of radio stations KPNT, KXOK, KIHT, WVRV, WIL, and WRTH, serving the St. Louis market. These acquisitions have been recorded under the purchase method of accounting.

     These combined financial statements have been prepared from SBG's historical accounting records and present the operations of the St. Louis Radio Group as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 6). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances between the six St. Louis stations have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in stockholder's equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to intangible assets, allowances for doubtful accounts, income taxes and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates.

CONCENTRATION OF CREDIT RISK

     The Company's revenues and accounts receivable relate primarily to the sale of advertising within the radio stations' broadcast areas. Credit is extended based on an evaluation of the customers' financial condition; and generally, collateral is not required, credit losses are provided for in the financial statements and consistently have been within management's expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments is determined by the Company using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange or the value that ultimately will be realized by the Company upon maturity or disposition. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

     Most of the Company's financial instruments, including cash, accounts receivable and payable and accruals are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximates fair value. The carrying amount of long-term debt approximates fair value.

LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company evaluates the recoverability of its long-lived assets which include broadcasting licenses, other intangibles and other assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If indications are that the carrying amount of the asset may not be recoverable, the Company will estimate the future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss. The impairment loss recognized is measured as the amount of which the carrying amount of the asset exceeds its fair value.

BARTER ARRANGEMENTS

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenue. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized on a straight-line basis over periods of 15 to 40 years. These amounts result from the acquisition of radio station broadcasting assets. If indications are that the carrying amount of one of these assets may not be recoverable, the Company will estimate the future cash flows expected to result from use of the asset. Management believes that the carrying amounts of the Company's tangible and intangible assets have not been impaired.

     Intangible broadcasting assets, at cost, as of December 31, 1999 consist of the following (in thousands):

                                           AMORTIZATION
                                              PERIOD
                                           ------------
Goodwill...............................      40 years      $ 43,721
Decaying advertiser base...............      15 years         4,124
FCC licenses...........................      25 years        61,819
Network affiliations...................      25 years           122
Other..................................      15 years           196
                                                           --------
                                                            109,982
Less: Accumulated amortization.........                      (7,484)
                                                           --------
                                                           $102,498
                                                           ========

ACCRUED LIABILITIES

     As of December 31, 1999, accrued liabilities are $1.2 million. This balance contains $0.6 million of compensation -- related liabilities, $0.5 million of additional liabilities assumed in acquisitions and $0.1 million of other accrued liabilities.

REVENUE RECOGNITION

     Broadcasting revenues are derived principally from the sale of radio advertising spots to local, regional and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

3. ACQUISITIONS

KXOK-FM ACQUISITION

     In August, 1999, SBG completed the purchase of KXOK-FM in St. Louis, Missouri from WPNT, Inc. Sinclair's total consideration for KXOK was $15.8 million, including assumed liabilities. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and acquired intangible broadcast assets for $0.6 million and $15.2 million, respectively, based on an appraisal.

4. PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the following estimated useful lives.

Buildings and improvements.........................    10-35 years
Station equipment..................................     5-10 years
Office furniture and equipment.....................     5-10 years
Leasehold improvements.............................    10-31 years
Automotive equipment...............................      3-5 years

     Property and equipment consists of the following as of December 31, 1999 (in thousands):

Land and improvements.................................    $   258
Buildings and improvements............................        574
Station equipment.....................................      5,217
Office furniture and equipment........................        387
Leasehold improvements................................        131
Automotive equipment..................................        186
                                                          -------
                                                            6,753
Less: Accumulated depreciation and amortization.......     (1,525)
                                                          -------
                                                          $ 5,228
                                                          =======

5. PARENT COMPANY INDEBTEDNESS:

     In connection with the acquisition discussed in Note 3 and the Heritage acquisition, SBG made loans to the Company. The Company has been charged interest on these loans at a rate of interest equal to SBG's annual weighted average borrowing rate on its outstanding indebtedness. The weighted average interest rates on parent company indebtedness for the year ended December 31, 1999 was 6.7%.

     Substantially all of the Company's assets have been pledged as security for SBG's notes payable and commercial bank financing. Additionally, the operations of the Company have been utilized to service the debt principal and interest payments of SBG.

6. RELATED PARTY TRANSACTIONS:

     The Company has utilized various services provided by SBG or its subsidiaries. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax preparation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the year ended December 31, 1999, allocated expenses of approximately $755,000 were included in the consolidated statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

7. INCOME TAXES:

     Income taxes are provided by using the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized based on differences between book and tax basis of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities other than changes arising from acquisitions and dispositions.

     SBG files a consolidated federal tax return and separate state tax returns for each of its subsidiaries. It is SBG's policy to reimburse the Company for its federal net operating losses when generated through intercompany charges. The Company is responsible for its current state tax liabilities. The accompanying financial statements have been prepared in accordance with the separate return method of SFAS 109, whereby the allocation of federal tax provision due to the parent is based on what the subsidiary's current and deferred federal tax provision would have been had the subsidiary filed a federal income tax return outside its consolidated group. Given that SBG is required to reimburse the Company for its federal net operating losses when generated, the value of the tax effected federal net operating losses is recorded as an intercompany charge and included as a reduction of the due to parent amount in the accompanying balance sheets.

     The provision for income taxes consists of the following:

Provision for income taxes..............................    $186
Current:
  Federal...............................................      --
  State.................................................      --
                                                            ----
                                                              --
                                                            ----
Deferred:
  Federal...............................................     166
  State.................................................      20
                                                            ----
                                                             186
                                                            ----
                                                            $186
                                                            ====

     The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded provision (in thousands):

Statutory federal income taxes..........................    $118
Adjustments--
  State income and franchise taxes, net of federal
     effect.............................................      14
  Nondeductible expense items...........................      54
                                                            ----
Provision for income taxes..............................    $186
                                                            ====

     Temporary differences between the financial reporting carrying amounts and the tax basis of assets and liabilities give rise to deferred taxes. The Company has a net deferred tax liability of $2.1 million as of December 31, 1999. The realization of deferred tax assets is contingent upon the Company's ability to generate sufficient future taxable income. Management believes that deferred assets will be realized through future operating results.

     Total deferred tax assets and deferred tax liabilities as of December 31, 1999 including the effects of the source of differences between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities and the tax effect of each are as follows (in thousands):

Deferred tax assets:
  Accruals and reserves................................    $  153
  State net operating losses...........................       269
  Other................................................        42
                                                           ------
                                                           $  464
                                                           ======
Deferred tax liabilities:
  FCC license..........................................    $1,354
  Fixed assets and intangibles.........................     1,180
                                                           ------
                                                           $2,534
                                                           ======

8. EMPLOYEE BENEFITS:

     Employees of the Company participate in the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the "SBG Plan") which covers eligible employees of the Company. Contributions made to the SBG Plan include an employee elected salary reduction amount, company matching contributions and a discretionary amount determined each year by SBG's Board of Directors. During December 1997, SBG registered 800,000 shares of its Class "A" Common Stock with the Securities and Exchange Commission (the "Commission") to be issued as a matching contribution for the 1997 plan year and subsequent plan years. The Company's 401(k) expense for the year ended December 31, 1999 was $68,000.

9. COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Company's financial position.

OPERATING LEASES

     The Company leases certain property and equipment under noncancellable operating lease agreements. Future minimum lease payments under noncancellable operating leases beginning January 1, 2000, are as follows (in thousands):

2000...................................................    $  853
2001...................................................       782
2002...................................................       782
2003...................................................       774
2004...................................................       367
2005 and thereafter....................................       274
                                                           ------
                                                           $3,832
                                                           ======

10. SUBSEQUENT EVENT:

SALE OF THE ST. LOUIS RADIO GROUP

     In connection with the acquisition of River City, SBG entered into a five year agreement (the "Baker Agreement") with Barry Baker (the Chief Executive Officer of River City) pursuant to which Mr. Baker served as a consultant to SBG until terminating such services effective March 8, 1999 (the "Termination

Date"). As of February 8, 1999, the conditions to Mr. Baker becoming an officer of SBG had not been satisfied, and on that date Mr. Baker and SBG entered into a termination agreement, effective on March 8, 1999. Mr. Baker had certain rights as a consequence of the termination of the Baker Agreement. These rights included Mr. Baker's rights to purchase, at fair market value, the radio stations owned by SBG serving the St. Louis, Missouri market.

     In June, 1999, SBG received a letter from Mr. Baker in which Mr. Baker elected to exercise his option to purchase SBG's radio properties in the St. Louis market for their fair market value. In his letter, Mr. Baker named Emmis Communications Corp. ("Emmis") as his designee to exercise the St. Louis purchase option. Notwithstanding their belief that Emmis was not an appropriate designee of Mr. Baker, SBG negotiated with Emmis regarding the potential sale of the St. Louis properties. Following unsuccessful negotiations, however, on January 18, 2000, SBG filed suit in the Circuit Court of Baltimore County, Maryland against Mr. Baker and Emmis claiming, alternatively, that Mr. Baker's designation of Emmis was invalid, that the St. Louis purchase option was void for vagueness and/or that Emmis breached a duty that it owed to SBG by refusing to negotiate the acquisition agreement in good faith. In the lawsuit, SBG requested that the court grant declaratory relief and/or monetary damages.

     On March 17, 2000, Emmis and Mr. Baker filed a joint answer and counterclaim generally denying the allegations made by SBG in its lawsuit and claiming that SBG had acted in bad faith in failing to fulfill its contractual obligations, had mismanaged the St. Louis properties and had interfered with the contract between Mr. Baker and Emmis in which Mr. Baker agreed to designate Emmis to buy the properties. The counterclaim sought compensatory and punitive damages, the appointment of a special receiver to manage the St. Louis properties and a declaratory judgment requiring Sinclair to complete the sale of those properties to Emmis.

     On June 21, 2000, SBG entered into an agreement to sell the assets of the six stations comprising the St. Louis Radio Group to Emmis for $220.0 million in cash (the "St. Louis Sale"). The agreement also included the settlement of the outstanding lawsuit between SBG and Emmis. This acquisition is awaiting approval by the Federal Communications Commission and Department of Justice. In connection with the signing of the purchase agreement, Emmis made an escrow payment of $22.0 million.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Emmis Communications Corp.:

We have reviewed the accompanying condensed combined balance sheet of Sinclair Broadcast Group, Inc. -- St. Louis Radio Group (the Group) as of June 30, 2000, and the related condensed combined statements of operations and cash flows for the six-month periods ending June 30, 2000 and 1999. These financial statements are the responsibility of the Group's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the combined balance sheet of Sinclair Broadcast Group, Inc. -- St. Louis Radio Group as of December 31, 1999, and in our report dated August 23, 2000, we expressed our unqualified opinion on that statement. In our opinion, the information set forth in the accompanying condensed combined balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the combined balance sheet from which it has been derived.

                                        /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
August 23, 2000

                       SINCLAIR BROADCAST GROUP, INC. --
                             ST. LOUIS RADIO GROUP

                            COMBINED BALANCE SHEETS
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                                    1999        JUNE 30, 2000
                                                                ------------    -------------
                                                                  (NOTE 1)       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash......................................................      $    230        $    287
  Accounts receivable, net of allowance for doubtful
     accounts of $245 and $239, respectively................         4,890           6,068
  Prepaid expenses and other current assets.................            --              47
  Deferred barter costs.....................................           225             303
                                                                  --------        --------
Total current assets........................................         5,345           6,705
FIXED ASSETS, net...........................................         5,228           4,892
INTANGIBLE ASSETS, net......................................       102,498         100,649
                                                                  --------        --------
Total assets................................................      $113,071        $112,246
                                                                  ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................      $     91        $    197
  Accrued liabilities.......................................         1,243           1,258
  Deferred barter revenue...................................           390             558
                                                                  --------        --------
Total current liabilities...................................         1,724           2,013
LONG-TERM LIABILITIES:
  Due to parent.............................................       100,759          98,708
  Deferred tax liabilities..................................         2,070           2,614
  Other long-term liabilities...............................         1,025             876
                                                                  --------        --------
Total liabilities...........................................       105,578         104,211
                                                                  --------        --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Contributed capital.......................................         7,000           7,000
  Retained earnings.........................................           493           1,035
                                                                  --------        --------
Total stockholders' equity..................................         7,493           8,035
                                                                  --------        --------
Total liabilities and stockholders' equity..................      $113,071        $112,246
                                                                  ========        ========

 The accompanying notes are an integral part of these combined balance sheets.

                       SINCLAIR BROADCAST GROUP, INC. --
                             ST. LOUIS RADIO GROUP

                       COMBINED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                SIX MONTHS ENDED JUNE 30,
                                                                --------------------------
                                                                    1999           2000
                                                                -------------    ---------
                                                                       (UNAUDITED)
REVENUES:
  Station broadcast revenues, net of agency commissions of
     $1,414 and
     $1,528, respectively...................................       $11,899        $13,398
  Revenues realized from station barter arrangements........           273            622
                                                                   -------        -------
Total revenues..............................................        12,172         14,020
                                                                   -------        -------
OPERATING EXPENSES:
  Program and production....................................         3,517          3,735
  Selling, general and administrative.......................         3,689          3,895
  Corporate expenses........................................           365            321
  Depreciation and amortization.............................         2,016          2,210
                                                                   -------        -------
Total operating expenses....................................         9,587         10,161
                                                                   -------        -------
Broadcast operating income..................................         2,585          3,859
                                                                   -------        -------
OTHER (EXPENSE) INCOME:
  Interest expense..........................................        (2,653)        (3,154)
  Other (expense) income....................................           (61)           218
                                                                   -------        -------
                                                                    (2,714)        (2,936)
                                                                   -------        -------
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES...          (129)           923
INCOME TAX (BENEFIT) PROVISION..............................           (71)           381
                                                                   -------        -------
Net (loss) income...........................................       $   (58)       $   542
                                                                   =======        =======

   The accompanying notes are an integral part of these combined statements.

                       SINCLAIR BROADCAST GROUP, INC. --
                             ST. LOUIS RADIO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                 SIX MONTHS ENDED JUNE 30,
                                                                ---------------------------
                                                                    1999           2000
                                                                ------------    -----------
                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.........................................      $   (58)        $   542
  Adjustments to reconcile net (loss) income to net cash
     flows from
     operating activities --
  Depreciation and amortization of property and equipment...        2,016           2,210
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions-
     Increase in accounts receivables, net..................       (1,549)         (1,178)
     Increase in prepaid expenses and other current
      assets................................................          (57)            (47)
     Decrease in other long-term assets.....................        1,199              --
     Increase in accounts payable and accrued liabilities...          463             122
     Deferred tax provision.................................          400             543
     Net effect of changes in deferred barter revenues and
      deferred
       barter costs.........................................           77              90
     Decrease in other long-term liabilities................         (108)           (148)
                                                                  -------         -------
Net cash flows from operating activities....................        2,383           2,134
                                                                  -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................         (279)            (26)
                                                                  -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in due to parent...............................       (2,139)         (2,051)
                                                                  -------         -------
NET (DECREASE) INCREASE IN CASH.............................          (35)             57
CASH, beginning of period...................................          189             230
                                                                  -------         -------
CASH, end of period.........................................      $   154         $   287
                                                                  =======         =======

   The accompanying notes are an integral part of these combined statements.

                       SINCLAIR BROADCAST GROUP, INC. --
                             ST. LOUIS RADIO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000

1. BASIS OF PRESENTATION:

     The St. Louis Radio Group of Sinclair Broadcast Group, Inc. (the "Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the subsequent Heritage Media Services, Inc. (Heritage) acquisition and the acquisition of KXOK from WPNT, Inc., the Company now is comprised of radio stations KPNT, KXOK, KIHT, WVRV, WIL, and WRTH, serving the St. Louis market. These acquisitions have been recorded under the purchase method of accounting.

     These condensed combined financial statements have been prepared from SBG's historical accounting records and present the operations of the St. Louis Radio Group as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 2). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances between the six St. Louis stations have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

INTERIM FINANCIAL STATEMENTS

     The condensed combined financial statements for the six months ended June 30, 1999 and 2000, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

     As permitted under the applicable rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, the Company believes that the disclosures are adequate to make the information presented not misleading. The condensed combined financial statements included herein should be read in conjunction with the combined financial statements and the notes thereto included in the Company's annual financial statements for the year ended December 31, 1999.

2. RELATED PARTY TRANSACTIONS

     The Company has utilized various services provided by SBG or its subsidiaries. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax preparation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the six months ended June 30, 1999 and 2000, allocated expenses of approximately $365,000 (unaudited) and $321,000 (unaudited), respectively, were included in the combined statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

3. SIGNIFICANT EVENTS

SALE OF THE ST. LOUIS RADIO GROUP

     On June 21, 2000, SBG entered into an agreement with Emmis Communications Corp. ("Emmis") to sell the assets of the radio stations WIL-FM, WRTH-AM, WVRV-FM, KPNT-FM, KXOK-FM and KIHT-FM in St. Louis, Missouri for a cash purchase price of $220.0 million. The agreement also included the settlement of outstanding lawsuits by and between SBG and Emmis. This acquisition is awaiting approval by the Federal Communications Commission and Department of Justice. In connection with the signing of the purchase agreement, Emmis made an escrow payment of $22.0 million which will be held in trust as a deposit until the deal is closed.

INDEPENDENT AUDITORS' REPORT

Emmis Communications Corporation:

We have audited the accompanying combined balance sheet of KZLA-FM (the Station) and the related FCC broadcasting license owned by Bonneville Holding Company (collectively, the Company) as of December 31, 1999, and the related combined statements of operations and of cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1999, and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared from the separate records maintained by the Company and may not be indicative of the conditions that would have existed or the results of operations had the Company been operated as an unaffiliated company. As discussed in Notes 1 and 6, certain expenses represent allocations made by the Company's parent.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
September 5, 2000

                                    KZLA-FM

                            COMBINED BALANCE SHEETS
                DECEMBER 31, 1999 AND JUNE 30, 2000 (UNAUDITED)

                                                                DECEMBER 31,      JUNE 30,
                                                                    1999            2000
                                                                ------------    ------------
                                                                                (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................        $144,860        $120,067
  Accounts receivable -- net of allowance for doubtful
     accounts of $93,000 at December 31, 1999 and $38,000 at
     June 30, 2000..........................................       3,839,637       3,531,190
  Prepaid expenses and other current assets.................         214,480         117,614
  Current deferred tax assets...............................         129,731         110,436
                                                                ------------    ------------
       Total current assets.................................       4,328,708       3,879,307
                                                                ------------    ------------
Property, plant, and equipment:
  Land......................................................         181,692         181,692
  Buildings and leasehold improvements......................       2,048,374       2,048,709
  Furniture, fixtures, and equipment........................       2,809,543       2,784,876
  Construction in progress..................................         424,136         483,263
                                                                ------------    ------------
       Total................................................       5,463,745       5,498,540
  Accumulated depreciation and amortization.................      (3,543,454)     (3,701,906)
                                                                ------------    ------------
       Total property, plant, and equipment -- net..........       1,920,291       1,796,634
                                                                ------------    ------------
Due from affiliates.........................................       2,324,554       3,733,873
Radio broadcast license -- net of accumulated amortization
  of $6,630,000 at December 31, 1999 and $8,524,000 at June
  30, 2000..................................................     144,917,025     143,022,685
Other intangible assets -- net of accumulated amortization
  of $248,000 at December 31, 1999 and $319,000 at June 30,
  2000......................................................         402,236         331,357
Deferred tax assets.........................................         231,692         256,739
Other assets................................................          36,896          34,081
                                                                ------------    ------------
Total.......................................................    $154,161,402    $153,054,676
                                                                ============    ============
LIABILITIES AND NET INVESTMENT
CURRENT LIABILITIES:
  Accounts payable..........................................        $174,774         $87,979
  Accrued payroll and benefits..............................         443,754         294,742
  Accrued expenses..........................................          63,450         110,646
                                                                ------------    ------------
       Total current liabilities............................         681,978         493,367
Commitments and contingencies (Notes 4 and 5)
Net investment..............................................     153,479,424     152,561,309
                                                                ------------    ------------
Total.......................................................    $154,161,402    $153,054,676
                                                                ============    ============

                   See notes to combined financial statements

                                    KZLA-FM

                       COMBINED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)

                                                                                   SIX MONTHS
                                                             YEAR ENDED          ENDED JUNE 30,
                                                            DECEMBER 31,    ------------------------
                                                                1999           1999          2000
                                                            ------------       ----          ----
                                                                                  (UNAUDITED)
Net revenues, net of agency and representative
  commissions and revenue sharing fees of $2,446,000,
  $1,062,000, and $1,267,000 at December 31, 1999, June
  30, 1999, and June 30, 2000, respectively.............    $14,779,604     $6,468,160    $7,481,533
                                                            -----------     ----------    ----------
Expenses:
  Operating.............................................      2,774,094      1,375,116     1,731,601
  Selling and promotional...............................      4,148,952      2,423,101     3,046,511
  General and administrative............................      1,418,152        745,381       675,504
  Allocated corporate expenses..........................        188,860         97,562        94,688
  Depreciation and amortization.........................      4,354,414      2,178,233     2,164,288
                                                            -----------     ----------    ----------
       Total expenses...................................     12,884,472      6,819,393     7,712,592
                                                            -----------     ----------    ----------
Net operating income (loss) before income tax expense...      1,895,132       (351,233)     (231,059)
Income tax expense......................................      2,302,575        631,719       687,056
                                                            -----------     ----------    ----------
Net loss................................................    $  (407,443)    $ (982,952)   $ (918,115)
                                                            ===========     ==========    ==========

                   See notes to combined financial statements

'                                    KZLA-FM

                       COMBINED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)

                                                                                  SIX MONTHS
                                                           YEAR ENDED           ENDED JUNE 30,
                                                          DECEMBER 31,    --------------------------
                                                              1999           1999           2000
                                                          ------------       ----           ----
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................    $  (407,443)    $  (982,952)   $  (918,115)
  Adjustments to reconcile net loss to cash provided
     by operating activities:
     Depreciation and amortization....................      4,354,414       2,178,233      2,164,288
     Provision for losses on accounts receivable......         69,000          21,000         30,000
     Loss on disposal of property and equipment.......            425
     Deferred income taxes............................        (54,196)        (61,558)        (5,752)
     Changes in operating assets and liabilities:
       Accounts receivable............................       (993,425)       (140,858)       278,447
       Prepaid expenses and other current assets......         81,494         355,631         96,866
       Other assets...................................        (23,222)         (2,729)         2,815
       Accounts payable...............................        137,033          43,432        (86,795)
       Accrued payroll and benefits...................         (2,196)       (157,962)      (149,012)
       Accrued expenses...............................         59,903          18,104         47,196
                                                          -----------     -----------    -----------
          Net cash provided by operating activities...      3,221,787       1,270,341      1,459,938
                                                          -----------     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant, and equipment..........       (210,526)        (61,418)       (75,412)
  Proceeds from sale of property, plant, and
     equipment........................................            445
                                                          -----------     -----------    -----------
          Net cash used in investing activities.......       (210,081)        (61,418)       (75,412)
                                                          -----------     -----------    -----------
Cash flows from financing activities --
  Increase in due from affiliates.....................     (3,172,436)     (1,204,115)    (1,409,319)
                                                          -----------     -----------    -----------
Increase (decrease) in cash and cash equivalents......       (160,730)          4,808        (24,793)
Cash and cash equivalents, beginning of period........        305,590         305,590        144,860
                                                          -----------     -----------    -----------
Cash and cash equivalents, end of period..............    $   144,860     $   310,398    $   120,067
                                                          ===========     ===========    ===========

                   See notes to combined financial statements

                                    KZLA-FM

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS -- The radio station, KZLA-FM, is broadcast in the Los Angeles, California area. Through July 31, 2000, KZLA-FM (the Station) was operated by Bonneville International Corporation (BIC) with the related FCC broadcasting license being owned by Bonneville Holding Company (BHC), a not-for-profit tax exempt affiliate of BIC, and the operating assets for the Station being owned by BIC (collectively, the Company).

     On June 21, 2000, BIC and BHC executed a letter of intent to enter into an asset exchange agreement (the Exchange Agreement) with Emmis Communications Corporation (Emmis) whereby BIC has agreed to transfer title to substantially all of the assets of the Station and BHC has agreed to transfer title to the related Station's FCC license to Emmis in exchange for Emmis transferring title to substantially all of the assets and related FCC licenses of four radio stations located in the St. Louis, Missouri Market to BIC and BHC, respectively. For income tax purposes, the exchange is structured as a "like-kind exchange" under the provisions of Section 1031 of the Internal Revenue Code. Emmis is operating the Station under a time brokerage agreement for the period August 1, 2000 through the closing of the Exchange Agreement, which is expected to be on or about September 30, 2000.

     BASIS OF ACCOUNTING -- The combined balance sheets and statements of operations and cash flows include the historical accounts and transactions of the Station, as operated by BIC, and the Station's FCC license owned by BHC. In this context, no direct ownership relationship exists and, accordingly, a net investment is shown in lieu of stockholders' equity in the accompanying combined financial statements. Historically, BIC did not charge the Company for certain corporate overhead expenses and income taxes; however, for purposes of the accompanying statements of income, such expenses have been charged as described below and in Note 6. Intercompany transactions have been eliminated in the combination.

     INTERIM RESULTS (UNAUDITED) -- In the opinion of management, the accompanying unaudited interim combined financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 have been prepared on the same basis as the audited combined financial statements as of and for the year ended December 31, 1999 and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the combined balance sheets, operating results, and cash flows for such periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be reported for any future periods.

     USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS -- All highly liquid, short-term investments with original maturities of three months or less are considered to be cash equivalents.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS -- The allowance for doubtful accounts is based on historical bad debt experience and periodic evaluation of the collectibility of individual accounts receivable. The provision for doubtful accounts charged to operations is made in amounts required to maintain an adequate allowance to cover anticipated losses.

     PROPERTY, PLANT, AND EQUIPMENT -- Property, plant, and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method, based on historical costs, over estimated useful lives, as follows:

                                                      ESTIMATED
                                                    LIVES (YEARS)
                                                    -------------
Buildings.............................                   8-40
Furniture and fixtures................                   5-8
Equipment.............................                   3-15
Leasehold improvements................         Shorter of life of lease
                                               or useful life of asset

     DUE FROM AFFILIATES -- The due from affiliates account represents amounts due primarily from BIC and is noninterest bearing and has no specified repayment date. The Company's cash and certain operating activities are largely managed on a centralized basis by BIC. Accordingly, the Company's available cash is deposited in, and cash requirements are transferred from, BIC corporate accounts on a regular basis. Such transactions are recorded through the due from affiliates account.

     RADIO BROADCAST LICENSE AND OTHER INTANGIBLE ASSETS -- The radio broadcast license is being amortized on a straight-line basis over 40 years. Other intangible assets are being amortized over various periods on a straight-line basis not exceeding 15 years.

     REVENUE RECOGNITION -- Revenues are recognized when advertisements are broadcast. Advertising costs are recognized as services are rendered. Included in revenues are nonmonetary transactions arising from the trading of advertising time for merchandise and services. These transactions are recorded as the advertising is broadcast at the fair market value of the merchandise and services received. Advertising time exchanged for merchandise and services amounted to approximately $223,000 for the year ended December 31, 1999 and $116,000 and $27,000 for the six months ended June 30, 1999 and 2000, respectively.

     INCOME TAXES -- The results of the Station's operations are included in consolidated federal and state returns filed by the parent corporation of BIC, Deseret Management Corporation (DMC). Income taxes are calculated for the Station in a manner that approximates a separate return basis. Included in due from affiliates at December 31, 1999 and June 30, 2000 is a current income tax liability payable to BIC of approximately $2,400,000 and $693,000, respectively. The Station utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

     BHC is a not-for-profit entity and is not subject to federal and state income taxes; accordingly, the amortization relating to the broadcast license owned by BHC does not have any benefit for income tax purposes in the accompanying combined financial statements.

     CONCENTRATION OF CREDIT RISK -- The Company extends credit to customers on an unsecured basis in the normal course of business. The customers are generally located in the greater Los Angeles, California area, and no individual industry or industry segment is significant to the Company's customer base. The Company has policies governing the extension of credit and collection of amounts due from customers.

     IMPAIRMENT OF LONG-LIVED ASSETS -- The Company evaluates the carrying value of long-term assets based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short maturity of these financial instruments.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- In June 1999, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued, which establishes accounting and reporting standards for derivative financial instruments and hedging activities. Management believes adoption of this statement will not impact the Company's financial position or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 establishes accounting and reporting standards for the recognition of revenue. It states that revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. SAB 101 is effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. The Company has determined that the impact of SAB 101 will not have a material impact to the Company's combined financial statements.

2. INCOME TAXES

     Income tax expense (benefit) for the year ended December 31, 1999 and the six months ended June 30, 1999 and 2000 consisted of the following:

                                                                    SIX MONTHS ENDED
                                                   YEAR ENDED           JUNE 30,
                                                  DECEMBER 31,    --------------------
                                                      1999          1999        2000
                                                  ------------      ----        ----
                                                                      (UNAUDITED)
Current:
  Federal.....................................     $2,003,255     $589,285    $588,887
  State.......................................        353,516      103,992     103,921
                                                   ----------     --------    --------
                                                    2,356,771      693,277     692,808
                                                   ----------     --------    --------
Deferred:
  Federal.....................................        (46,067)     (52,324)     (4,889)
  State.......................................         (8,129)      (9,234)       (863)
                                                   ----------     --------    --------
                                                      (54,196)     (61,558)     (5,752)
                                                   ----------     --------    --------
Income tax expense............................     $2,302,575     $631,719    $687,056
                                                   ==========     ========    ========

     Income tax expense for the year ended December 31, 1999 and for the six months ended June 30, 1999 and 2000 differs from that computed at the federal statutory corporate tax rate as follows:

                                                                   SIX MONTHS ENDED
                                                  YEAR ENDED           JUNE 30,
                                                 DECEMBER 31,    ---------------------
                                                     1999          1999         2000
                                                 ------------      ----         ----
                                                                      (UNAUDITED)
Computed income taxes at 34%.................     $  644,345     $(119,419)   $(78,560)
State income tax, net of federal benefit.....        345,387        94,758     103,058
Broadcast license amortization...............      1,288,150       644,075     644,075
Nondeductible expenses.......................         24,693        12,305      18,483
                                                  ----------     ---------    --------
Provision for income taxes...................     $2,302,575     $ 631,719    $687,056
                                                  ==========     =========    ========

     The components of deferred tax assets at December 31, 1999 and June 30, 2000 are as follows:

                                           DECEMBER 31, 1999          JUNE 30, 2000
                                         ---------------------    ---------------------
                                         CURRENT     LONG-TERM    CURRENT     LONG-TERM
                                         -------     ---------    -------     ---------
Deferred tax assets:
  Accrued vacation and bonuses.......    $ 83,730                 $ 86,450
  Tax and book basis difference in
     property, plant, and
     equipment.......................                $ 90,620                 $111,747
  Allowance for doubtful accounts....      37,201                   15,186
  Pension accruals...................                  77,797                   80,840
  Other..............................       8,800      63,275        8,800      64,152
                                         --------    --------     --------    --------
Deferred tax assets..................    $129,731    $231,692     $110,436    $256,739
                                         ========    ========     ========    ========

3. NET INVESTMENT

     The net investment includes accumulated equity as well as any working capital funding requirement to/from BIC. The net investment is comprised of the following for the year ended December 31, 1999 and the six months ended June 30, 2000:

Balance at January 1, 1999..................................    $153,886,867
Net loss....................................................        (407,443)
                                                                ------------
Balance at December 31, 1999................................     153,479,424
Net loss (unaudited)........................................        (918,115)
                                                                ------------
Balance at June 30, 2000 (unaudited)........................    $152,561,309
                                                                ============

4. COMMITMENTS AND CONTINGENCIES

     LEASES -- Rental expense pursuant to the terms of the Company's operating leases was approximately $242,000 for the year ended December 31, 1999 and $122,000 and $128,000 for the six months ended June 30, 1999 and 2000, respectively.

     At December 31, 1999, future minimum rental payments required under these leases are as follows:

Year ending December 31:
  2000......................................................    $161,265
  2001......................................................     104,783
  2002......................................................      42,488
  2003......................................................      41,325
  2004......................................................      24,000
  Thereafter................................................     198,000
                                                                --------
       Total................................................    $571,861
                                                                ========

     CONTINGENCIES -- The Company is involved in various claims and litigation regarding transactions occurring in the ordinary course of business. In the opinion of management, the effects of these potential liabilities arising from the other claims, if any, will not be material to the combined financial position or the results of operations and cash flows of the Company.

     EMPLOYMENT AGREEMENTS -- The Company enters into employment agreements with certain key employees of the Company. These agreements specify base salary, along with bonuses.

     Future minimum payments under these employment agreements are as follows at December 31, 1999:

Year ending December 31:
  2000......................................................    $  336,923
  2001......................................................       454,569
  2002......................................................       480,998
  2003......................................................       111,358
                                                                ----------
       Total................................................    $1,383,848
                                                                ==========

5. EMPLOYEE BENEFIT PLANS

     DEFINED BENEFIT PLAN -- The Station participates in a defined benefit plan of BIC which covers all employees who work at least 1,000 hours in a year, have one year or more of service, and are at least 21 years of age. The plan is sponsored by BIC. Retirement benefits are based on years of service and an average of the employee's highest five years of compensation during the last ten years of employment. BIC's policy is to fund the maximum amounts allowed by the Employee Retirement Income Security Act of 1974. Contributions were intended to provide not only for benefits attributed for service to date but also for those expected to be earned in the future. Pension expense under this plan allocated to the Station by BIC was not material for the year ended December 31, 1999 and for the six months ended June 30, 1999 and 2000.

     THRIFT PLAN -- The Station participates in a Section 401(k) defined contribution plan (the Thrift Plan) of BIC in which employees age 21 or older could participate. Under provisions of the Thrift Plan, participants could contribute up to 17% of their pre-tax compensation to either a savings option (based on after tax earnings) or a deferred option (based on pre-tax earnings), subject to the "excess contribution" limitations defined in the Internal Revenue Code. For each participating employee, the Station provides a matching contribution of up to 3% of a participant's annual salary. The Station's contributions to the Thrift Plan were approximately $75,000 for the year ended December 31, 1999 and $38,000 and $43,000 for the six months ended June 30, 1999 and 2000, respectively. The plan is sponsored by BIC.

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- BIC provides a postretirement monetary benefit other than pensions. It consists of a fixed monthly dollar contribution toward the purchase of medical, dental, and life insurance for substantially all of its retired employees. In 1993, BIC began advance funding for postretirement life benefits for employees retiring on or after January 1, 1994. Advance funding for medical benefits commenced in 1994. Medical benefits for employees who retired before January 1, 1994 continue to be funded on a pay-as-you-go basis. The Station has included in the accompanying combined statements of operations, expense under this plan of approximately $17,000 for the year ended December 31, 1999 and $7,000 and $8,000 for the six months ended June 30, 1999 and 2000, respectively.

6. RELATED PARTY TRANSACTIONS

     The Station is charged for certain corporate services received from BIC based upon the full-time equivalent employees of the Station to total full-time equivalent employees of all stations operated by BIC. Although BIC management is of the opinion that the allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein and these cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services. For purposes of these combined financial statements, the following BIC corporate departmental expenses have been charged to the Station's combined statements of income:

                                                                        SIX MONTHS
                                                     YEAR ENDED       ENDED JUNE 30,
                                                    DECEMBER 31,    ------------------
                                                        1999         1999       2000
                                                    ------------     ----       ----
                                                                       (UNAUDITED)
Management......................................      $ 63,007      $33,347    $34,950
Finance.........................................        43,116       23,154     22,379
Information systems.............................        17,077        8,923      9,503
Human resources.................................        32,044       15,083     13,477
Engineering.....................................         7,605        4,044      3,316
Legal...........................................        10,742        5,110      5,259
Public relations................................         3,648        2,022
Building and maintenance........................         3,434        1,758      2,358
Depreciation....................................         8,187        4,121      3,446
                                                      --------      -------    -------
     Total......................................      $188,860      $97,562    $94,688
                                                      ========      =======    =======

                                     ******

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Lee Enterprises, Incorporated
Davenport, Iowa

We have audited the accompanying combined statements of net assets of Lee Enterprises Certain Broadcasting Operations (Albuquerque, NM; Charleston-Huntington, WV; Honolulu, HI; Omaha, NE; Portland, OR; Topeka, KS; Tucson, AZ; Wichita, KS) (not a legal entity, see Note 1) as of September 30, 1998, and 1999, and the related statements of income, changes in net assets, and cash flows for the years ended September 30, 1997, 1998, and 1999. These financial statements are the responsibility of Lee Enterprises Certain Broadcasting Operations' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of Lee Enterprises Certain Broadcasting Operations as of September 30, 1998 and 1999, and the results of their operations and their cash flows for the years ended September 30, 1997, 1998, and 1999 in conformity with generally accepted accounting principles.

/s/ McGLADREY & PULLEN, LLP

Davenport, Iowa
August 14, 2000

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                       COMBINED STATEMENTS OF NET ASSETS
                          SEPTEMBER 30, 1998 AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                  1998        1999
                                                                  ----        ----
ASSETS
Current Assets:
  Cash......................................................    $     --    $    694
  Receivables:
     Trade, less allowance for doubtful accounts 1998 $925;
  1999 $1,099...............................................      20,516      22,770
     Other..................................................       1,074       1,504
  Program rights............................................       7,477       8,382
  Prepaid expenses..........................................         910         839
                                                                --------    --------
       TOTAL CURRENT ASSETS.................................      29,977      34,189
                                                                --------    --------
Property and Equipment, net.................................      30,904      30,434
                                                                --------    --------
Intangible Assets, net......................................     127,494     123,476
                                                                --------    --------
Other Assets:
  Program rights, net of current portion....................         372         678
  Investments...............................................       2,555       2,551
                                                                --------    --------
                                                                   2,927       3,229
                                                                --------    --------
                                                                $191,302    $191,328
                                                                ========    ========

LIABILITIES AND NET ASSETS
Current Liabilities:
  Current maturities of program rights......................    $  7,684    $  8,962
  Accounts payable..........................................       2,646       1,578
  Accrued compensation......................................       3,025       2,874
  Other accrued expenses....................................       1,169       1,343
                                                                --------    --------
                                                                  14,524      14,757
                                                                --------    --------
Long-Term Program Rights, net of current maturities.........         539         982
                                                                --------    --------
Deferred Revenue and Other..................................       2,267       2,267
                                                                --------    --------
Net Assets..................................................     173,972     173,322
                                                                --------    --------
                                                                $191,302    $191,328
                                                                ========    ========

                  See Notes to Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                         COMBINED STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1997, 1998, AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                  1997        1998        1999
                                                                  ----        ----        ----
Gross revenue:
  Local and regional........................................    $ 66,894    $ 72,585    $ 68,087
  National..................................................      45,696      47,487      49,405
  Network...................................................       7,455       7,150       6,152
  Political.................................................       6,839       5,589       6,723
  Other.....................................................       7,924       8,744       8,249
                                                                --------    --------    --------
       TOTAL GROSS REVENUE..................................     134,808     141,555     138,616
  Less agency commissions...................................      18,719      19,842      19,585
                                                                --------    --------    --------
       NET REVENUE..........................................     116,089     121,713     119,031
                                                                --------    --------    --------

Operating expenses:
  Compensation costs, including expenses from parent 1997
     $108; 1998 $199; 1999 $981.............................      48,069      49,591      50,667
  Depreciation..............................................       6,986       6,889       7,814
  Amortization of intangibles...............................       4,226       4,225       4,018
  Program amortization......................................       7,004       7,896       9,561
  Other, including allocations from parent 1997 $440; 1998
     $631; 1999 $670........................................      25,717      27,414      26,979
                                                                --------    --------    --------
                                                                  92,002      96,015      99,039
                                                                --------    --------    --------
       INCOME BEFORE INCOME TAXES...........................      24,087      25,698      19,992
Income tax expense..........................................      10,053      10,682       8,456
                                                                --------    --------    --------
       NET INCOME...........................................    $ 14,034    $ 15,016    $ 11,536
                                                                ========    ========    ========

                  See Notes to Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS
                 YEARS ENDED SEPTEMBER 30, 1997, 1998, AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                  1997        1998        1999
                                                                  ----        ----        ----
Balance, beginning..........................................    $182,033    $179,943    $173,972
  Net income................................................      14,034      15,016      11,536
  Transfers to parent, net..................................     (26,177)    (31,669)    (20,642)
  Income tax expense transferred to parent..................      10,053      10,682       8,456
                                                                --------    --------    --------
Balance, ending.............................................    $179,943    $173,972    $173,322
                                                                ========    ========    ========

                  See Notes to Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                       COMBINED STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1997, 1998, AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                  1997        1998        1999
                                                                  ----        ----        ----
Cash Flows from Operating Activities:
  Net income................................................    $ 14,034    $ 15,016    $ 11,536
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      11,212      11,114      11,832
     Program amortization...................................       7,004       7,896       9,561
     Program contract rights payments.......................      (7,404)     (8,413)     (9,051)
     Other, primarily (gain) on sale of property and
       equipment............................................          (2)        (43)        (55)
     Income tax expense transferred to parent...............      10,053      10,682       8,456
     Changes in assets and liabilities:
       (Increase) decrease in receivables...................      (2,062)        218      (2,684)
       (Increase) decrease in prepaid expenses..............         (50)        404          71
       Increase (decrease) in accounts payable and accrued
          expenses and deferred revenue.....................        (312)        802      (1,045)
                                                                --------    --------    --------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........      32,473      37,676      28,621
                                                                --------    --------    --------

Cash Flows from Investing Activities:
  Proceeds from sale of property and equipment..............         155         477         334
  Purchase of property and equipment........................      (6,334)     (6,705)     (7,619)
                                                                --------    --------    --------
          NET CASH (USED IN) INVESTING ACTIVITIES...........      (6,179)     (6,228)     (7,285)
                                                                --------    --------    --------

Cash Flows (Used In) Financing Activities, transfers to
  parent, net...............................................     (26,177)    (31,669)    (20,642)
                                                                --------    --------    --------
          NET INCREASE (DECREASE) IN CASH...................         117        (221)        694

Cash:
  Beginning.................................................         104         221          --
                                                                --------    --------    --------
  Ending....................................................    $    221    $     --    $    694
                                                                ========    ========    ========

Supplemental Disclosure of Noncash Operating Activities,
  program rights acquired...................................    $  7,023    $  8,486    $ 10,772

                  See Notes to Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
     (ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE;
                                  PORTLAND,OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

     Lee Enterprises Certain Broadcasting Operations (Business) consists of eight network-affiliated and seven satellite television stations and a mobile television production business owned by Lee Enterprises, Incorporated (Parent).

SIGNIFICANT ACCOUNTING POLICIES:

     Basis of presentation: The accompanying combined financial statements represent the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized as a separate legal entity.

     The Parent provides certain administrative services to the Business including general management, engineering services, insurance, accounting, and payroll. Included within compensation costs are $108, $199, and $981 of costs allocated from the Parent for the years ended September 30, 1997, 1998, and 1999, respectively.

     Other operating expenses include $440, $631, and $670 of additional costs allocated from the parent for various items including training costs, consulting services, relocation costs, and travel and entertainment for the years ended 1997, 1998, and 1999, respectively.

     Accounting estimates: The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and equipment: Property and equipment is recorded at cost. Depreciation is calculated under the straight-line method over the estimated useful lives, 5-to-25 years for buildings and improvements, and 15-20 years for towers. Other major equipment is calculated under accelerated methods over 3-to-10 years.

     Program rights: Cost of program rights is stated at the lower of cost or estimated net realizable value. Estimated net realizable values are based upon management's expectations of future advertising revenue, net of sales commissions, to be generated by the program material. The total cost of the rights is recorded as an asset and a liability when the program becomes available for broadcast. Cost of program rights is charged to operations primarily on accelerated bases related to the usage of the program. The current portion of program rights represents those rights that will be amortized in the succeeding year.

     Intangible assets: Intangible assets are carried at cost and consist primarily of customer lists, broadcast licenses and agreements, and the excess of acquisition costs over estimated fair value of net assets acquired (goodwill). The excess costs over fair value of net tangible assets acquired include $15,017 incurred prior to October 31, 1970, which is not being amortized. The remaining cost are being amortized using the straight-line method primarily over 40 years.

     The Business reviews its intangibles and other long-lived assets annually to determine potential impairment. In performing the review, the Business estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. The

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
     (ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE;
                                  PORTLAND,OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amount of impairment is measured based upon projected discounted future cash flows using a discount rate reflecting the Business' average cost of funds.

     Net assets: The Business participates in the Parent's cash management system. Under the system, all cash generated by the Business is transferred to the Parent and all cash requirements of the Business are funded by the Parent. These transfers of funds are reflected in the net asset balance.

     Broadcast revenue: Revenue is recognized when advertisements or network programming are broadcast.

     Income taxes: The Business represents a business unit of Lee Enterprises, Incorporated and as such does not file separate income tax returns. The provision for income taxes of the Business has been calculated as if the Business was a stand-alone corporation filing separate tax returns.

     The Business accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Cumulative deferred taxes have been settled through net assets.

     Financial instruments: The Business has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of September 30, 1997, 1998, and 1999: cash, receivables, accounts payable, accrued expenses, and program rights.

NOTE 2. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                                   SEPTEMBER 30,
                                                                -------------------
                                                                 1998        1999
                                                                 ----        ----
Land and improvements.......................................    $ 3,610    $  3,655
Buildings and improvements..................................     16,960      17,814
Equipment...................................................     76,805      82,760
Other, primarily deposits...................................      2,041       1,667
                                                                -------    --------
                                                                 99,416     105,896
Less accumulated depreciation...............................     68,512      75,462
                                                                -------    --------
                                                                $30,904    $ 30,434
                                                                =======    ========

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
     (ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE;
                                  PORTLAND,OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 3. INTANGIBLE ASSETS

     A summary of intangible assets is as follows:

                                                                   SEPTEMBER 30,
                                                                --------------------
                                                                  1998        1999
                                                                  ----        ----
Customer lists, broadcasting licenses, and agreements.......    $ 91,020    $ 91,020
Goodwill....................................................      79,333      79,333
Other.......................................................       4,200       4,200
                                                                --------    --------
                                                                 174,553     174,553
Less accumulated amortization...............................      47,059      51,077
                                                                --------    --------
                                                                $127,494    $123,476
                                                                ========    ========

NOTE 4. RETIREMENT PLAN

     The Parent maintains a qualified defined contribution retirement plan
(Plan) that covers all full-time employees of the Business who have satisfied minimum age and service requirements. Total contributions to the plan for the years ended September 30, 1997, 1998, and 1999 were approximately $1,996, $2,181, and $2,191, respectively.

NOTE 5. COMMITMENTS AND CONTINGENCIES

     The Business has entered into agreements to acquire broadcast rights for certain syndicated programs of approximately $19,776 as of September 30, 1999.

NOTE 6. SUBSEQUENT EVENT

     On May 7, 2000, Lee Enterprises, Incorporated entered into an agreement to sell the Business to Emmis Communications Corporation. The purchase price is approximately $562,500. The sale is subject to various conditions, including approval by the Federal Communication Commission, and other customary contingencies for a transaction of this nature. The sale is anticipated to be complete later this year.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                  CONDENSED COMBINED STATEMENTS OF NET ASSETS
                             (DOLLARS IN THOUSANDS)

                                                                SEPTEMBER 30,     JUNE 30,
                                                                    1999            2000
                                                                -------------     --------
                                                                                 (UNAUDITED)
ASSETS
Current Assets:
  Cash......................................................      $    694        $    511
  Receivables:
     Trade, less allowance for doubtful accounts 1999
  $1,099; 2000 $1,003.......................................        22,770          24,581
     Other..................................................         1,504           1,415
  Program rights............................................         8,382           2,105
  Prepaid expenses..........................................           839             974
                                                                  --------        --------
       TOTAL CURRENT ASSETS.................................        34,189          29,586
                                                                  --------        --------
Property and Equipment, net.................................        30,434          30,017
                                                                  --------        --------
Intangible Assets, net......................................       123,476         120,515
                                                                  --------        --------
Other Assets:
  Program rights, net of current portion....................           678             326
  Investments...............................................         2,551           3,322
                                                                  --------        --------
                                                                     3,229           3,648
                                                                  --------        --------
                                                                  $191,328        $183,766
                                                                  ========        ========
LIABILITIES AND NET ASSETS
Current Liabilities:
  Current maturities of program rights......................      $  8,962        $  2,144
  Accounts payable..........................................         1,578           1,518
  Accrued compensation......................................         2,874           2,295
  Other accrued expenses....................................         1,343           1,363
                                                                  --------        --------
                                                                    14,757           7,320
                                                                  --------        --------
Long-Term Program Rights, net of current maturities.........           982             766
                                                                  --------        --------
Deferred Revenue and Other..................................         2,267           2,128
                                                                  --------        --------
Net Assets..................................................       173,322         173,552
                                                                  --------        --------
                                                                  $191,328        $183,766
                                                                  ========        ========

        See Notes to Unaudited Condensed Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                    CONDENSED COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                 NINE MONTHS ENDED
                                                                --------------------
                                                                JUNE 30,    JUNE 30,
                                                                  1999        2000
                                                                --------    --------
                                                                    (UNAUDITED)
Gross revenue:
  Local and regional........................................    $ 51,539    $ 53,408
  National..................................................      36,830      40,081
  Network...................................................       4,752       2,895
  Political.................................................       6,588       3,196
  Other.....................................................       5,928       6,176
                                                                --------    --------
       TOTAL GROSS REVENUE..................................     105,637     105,756
  Less agency commissions...................................      15,035      15,298
                                                                --------    --------
       NET REVENUE..........................................      90,602      90,458
                                                                --------    --------

Operating expenses:
  Compensation costs, including expenses from parent 1999
     $735; 2000 $444........................................      37,958      38,160
  Depreciation..............................................       5,472       6,093
  Amortization of intangibles...............................       3,005       2,961
  Program amortization......................................       6,451       7,759
  Other, including allocations from parent 1999 $300; 2000
     $292...................................................      20,446      18,669
                                                                --------    --------
                                                                  73,332      73,642
                                                                --------    --------
       INCOME BEFORE INCOME TAXES...........................      17,270      16,816
Income tax expense..........................................       7,230       7,053
                                                                --------    --------
       NET INCOME...........................................    $ 10,040    $  9,763
                                                                ========    ========

        See Notes to Unaudited Condensed Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                 NINE MONTHS ENDED
                                                                --------------------
                                                                JUNE 30,    JUNE 30,
                                                                  1999        2000
                                                                --------    --------
                                                                    (UNAUDITED)
Cash Flows from Operating Activities:
  Net income................................................    $ 10,040    $  9,763
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       8,477       9,054
     Program amortization...................................       6,451       7,759
     Program contract rights payments.......................      (6,953)     (8,489)
     Other..................................................         (12)       (168)
     Income tax expense transferred to parent...............       7,230       7,053
     Changes in assets and liabilities:
       (Increase) in receivables............................      (6,338)     (1,722)
       (Increase) in prepaid expenses.......................        (167)       (135)
       Increase (decrease) in accounts payable and accrued
        expenses............................................       1,224        (758)
                                                                --------    --------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.........      19,952      22,357
                                                                --------    --------
Cash Flows from Investing Activities:
  Purchase of property and equipment........................      (6,471)     (5,843)
  Proceeds from sale of property and equipment..............         278         172
  Purchase of investment....................................          --        (608)
                                                                --------    --------
          NET CASH (USED IN) INVESTING ACTIVITIES...........      (6,193)     (6,279)
                                                                --------    --------

Cash Flows (Used In) Financing Activities, transfers to
  parent, net...............................................     (12,897)    (16,261)
                                                                --------    --------
          NET INCREASE (DECREASE) IN CASH...................         862        (183)

Cash:
  Beginning.................................................          --         694
                                                                --------    --------
  Ending....................................................    $    862    $    511
                                                                ========    ========

        See Notes to Unaudited Condensed Combined Financial Statements.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. GENERAL, NATURE OF BUSINESS, AND SIGNIFICANT ACCOUNTING POLICIES

GENERAL:

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the consolidated interim financial statements included herein have been prepared, without audit, by Lee Enterprises Certain Broadcasting Operations (Albuquerque, NM; Charleston-Huntington, WV; Honolulu, HI; Omaha, NE; Portland, OR; Topeka, KS; Tucson, AZ; Wichita, KS). As permitted under the applicable rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, Lee Enterprises Certain Broadcasting Operations believe that the disclosures are adequate to make the information presented not misleading. The condensed combined financial statements included herein should be read in conjunction with the combined financial statements and the notes thereto included elsewhere in this prospectus.

     The unaudited information furnished reflects all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to a fair presentation of the financial position as of June 30, 2000 and the results of operations and cash flows for the nine-month periods ended June 30, 2000 and 1999. The results of the nine-month periods are not necessarily indicative of the results of the Lee Enterprises Certain Broadcasting Operations (Business) which may be expected for the entire year.

NATURE OF BUSINESS:

     The Business consists of eight network-affiliated and seven satellite television stations and a mobile television production business owned by Lee Enterprises, Incorporated (Parent).

SIGNIFICANT ACCOUNTING POLICIES:

     Basis of presentation: The accompanying combined financial statements represent the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized as a separate legal entity.

     The Parent provides certain administrative services to the Business including general management, engineering services, insurance, accounting, and payroll. Included within compensation costs are $735 and $444 of costs allocated from the Parent for the nine months ended June 30, 1999 and 2000, respectively.

     Other operating expenses include $300 and $292 of additional costs allocated from the parent for various items including training costs, consulting services, relocation costs, and travel and entertainment for the nine months ended June 30, 1999 and 2000, respectively.

     Net assets: The Business participates in the Parent's cash management system. Under the system, all cash generated by the Business is transferred to the Parent and all cash requirements of the Business are funded by the Parent. These transfers of funds are reflected in the net asset balance.

                LEE ENTERPRISES CERTAIN BROADCASTING OPERATIONS
(ALBUQUERQUE, NM; CHARLESTON-HUNTINGTON, WV; HONOLULU, HI; OMAHA, NE; PORTLAND,
                                      OR;
                      TOPEKA, KS; TUCSON, AZ; WICHITA, KS)

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 2. PROPERTY AND EQUIPMENT

     A summary of property and equipment as of June 30, 2000 is as follows:

Land and improvements.......................................    $  3,573
Buildings and improvements..................................      17,677
Equipment...................................................      84,536
Other, primarily deposits...................................       5,305
                                                                --------
                                                                 111,091
Less accumulated depreciation...............................      81,074
                                                                --------
                                                                $ 30,017
                                                                ========

NOTE 3. INTANGIBLE ASSETS

     A summary of intangible assets as of June 30, 2000 is as follows:

Customer lists, broadcasting licenses, and agreements.......    $ 91,020
Goodwill....................................................      79,333
Other.......................................................       4,200
                                                                --------
                                                                 174,553
Less accumulated amortization...............................      54,038
                                                                --------
                                                                $120,515
                                                                ========

NOTE 4. SUBSEQUENT EVENT

     On May 7, 2000, Lee Enterprises, Incorporated entered into an agreement to sell the Business to Emmis Communications Corporation. The purchase price is approximately $562,500. The sale is subject to various conditions, including approval by the Federal Communication Commission, and other customary contingencies for a transaction of this nature. The sale is anticipated to be completed later this year.

         (b)      Pro forma financial information

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
  Introduction..............................................      45
  Pro Forma Combined Condensed Balance Sheet as of May 31,
     2000...................................................      46
  Pro Forma Combined Condensed Statement of Operations for
     the three months ended May 31, 2000....................      47
  Pro Forma Combined Condensed Statement of Operations for
     the Year ended February 29, 2000.......................      48
  Notes to Unaudited Pro Forma Condensed Combined Financial
     Statement..............................................      49

                        EMMIS COMMUNICATIONS CORPORATION

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The accompanying financial statements present our unaudited pro forma combined condensed balance sheet as of May 31, 2000 and our unaudited pro forma combined condensed statement of operations as of May 31, 2000, and for the year ended February 29, 2000.

     The unaudited pro forma combined condensed balance sheet as of May 31, 2000 is presented as if (i) the acquisition, which we refer to as the "Sinclair Acquisition," of six radio stations in St. Louis from Sinclair Broadcast Group, Inc. for $220 million in cash, (ii) the acquisition, which we refer to as the "Bonneville Acquisition," of a radio station in Los Angeles from Bonneville International Corporation in exchange for one of our radio stations in St. Louis and three of the radio stations we acquired in the Sinclair Acquisition, (iii) the acquisition, which we refer to as the "Lee Acquisition," of eight network-affiliated television stations from Lee Enterprises, Incorporated for $559.5 million in cash and the payment of $21.5 million in cash for working capital, (iv) the disposition, which we refer to as the "Hawaii Disposition," of one of our television stations in Hawaii that was acquired as part of the Lee Acquisition for cash equal to our management's estimate of the fair value of that station, and (v) the debt financing for these transactions, had each occurred on May 31, 2000.

     The pro forma combined condensed statement of operations for the three month period ended May 31, 2000 and for the year ended February 29, 2000 are presented as if (i) the acquisition, which we refer to as the "Votionis Acquisition," of a 75% interest in Votionis, S.A. which operates two radio stations in Buenos Aires, Argentina for $13.3 million in cash, (ii) the acquisition, which we refer to as the "WKCF Acquisition," of a television station in Orlando from Press Communications LLC for $197.1 million in cash,
(iii) the Sinclair Acquisition, (iv) the Bonneville Acquisition, (v) the Lee Acquisition, (vi) the Hawaii Disposition, (vii) the application of $210.4 million of the net proceeds from our public offerings of common stock and convertible preferred stock and from our private placement of common stock to a subsidiary of Liberty Media Corporation, which public offerings and private placement we refer to as our "1999 Equity Transactions," to the Votionis Acquisition and the WKCF Acquisition, (viii) the application of $311.6 million of the net proceeds from our 1999 Equity Transactions to the repayment of our senior debt, and (ix) the debt financing of the Sinclair Acquisition, the Bonneville Acquisition and the Lee Acquisition had each occurred at March 1, 1999 and carried forward.

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by our management. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operation for future periods. The pro forma information does not reflect any increased revenues, synergies or cost savings that we expect to realize from our recent acquisitions. The pro forma information should be read in conjunction with our audited historical financial statements filed on Form 10-K/A for our year ended February 29, 2000 and our unaudited financial statements filed on Form 10-Q for our fiscal quarter ended May 31, 2000.

                        EMMIS COMMUNICATIONS CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF MAY 31, 2000
                                 (IN THOUSANDS)

                                                       PRO FORMA ADJUSTMENTS
                                                       ---------------------
                                           EMMIS            SIGNIFICANT         EMMIS
                                         HISTORICAL      ACQUISITIONS (2C)    PRO FORMA
                                         ----------      -----------------    ---------
CURRENT ASSETS:
Cash and cash equivalents............       $19,751         $(4,380)             $15,371
Accounts receivable, net.............        81,494          21,500              102,994
Prepaid expenses.....................        14,474              --               14,474
Other................................        17,160           5,488               22,648
                                         ----------        --------           ----------
Total current assets.................       132,879          22,608              155,487
Property and equipment, net..........       127,953          71,148              199,101
Intangible assets, net...............     1,058,167         729,550            1,787,717
Other assets, net....................        51,117            (620)              50,497
                                         ----------        --------           ----------
  Total assets.......................    $1,370,116        $822,686(2a)       $2,192,802
                                         ==========        ========           ==========
CURRENT LIABILITIES:
  Accounts payable...................       $25,992          $7,245              $33,237
Current portion of allocated other
  long-term debt.....................         3,475              --                3,475
Current portion of TV program rights
  payable............................        16,712           4,718               21,430
Accrued salaries and commissions.....         8,500              --                8,500
Accrued interest.....................         4,969              --                4,969
Deferred revenue.....................        18,704              --               18,704
Other................................         4,561              --                4,561
                                         ----------        --------           ----------
Total current liabilities............        82,913          11,963(2b)           94,876
Allocated credit facility and senior
  subordinated notes.................       332,000         801,000            1,133,000
Acquisition payable..................            --              --                   --
TV program rights payable, net of
  current portion....................        54,257             770               55,027
Other long-term debt, net of current
  portion............................        14,551              --               14,551
Other noncurrent liabilities.........         4,907              --                4,907
Deferred income taxes................        90,341           3,402               93,743
Minority interest....................           557              --                  557
                                         ----------        --------           ----------
Total liabilities....................       579,526         817,135            1,396,661
SHAREHOLDERS' EQUITY:
Class A Common Stock.................           445              --                  445
Class B Common Stock.................            49              --                   49
Additional paid-in capital...........       815,048              --              815,048
Accumulated deficit..................       (23,817)          5,551              (18,266)
Accumulated other comprehensive
  loss...............................        (1,135)             --               (1,135)
                                         ----------        --------           ----------
Total shareholders' equity
  (deficit)..........................       790,590           5,551              796,141
                                         ----------        --------           ----------
  Total liabilities and shareholders'
     equity..........................    $1,370,116        $822,686           $2,192,802
                                         ==========        ========           ==========

                        EMMIS COMMUNICATIONS CORPORATION

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MAY 31, 2000
                                 (IN THOUSANDS)

                                                                   PRO FORMA ADJUSTMENTS
                                                               -----------------------------
                                                                SIGNIFICANT
                                                   EMMIS        ACQUISITIONS     ACQUISITION         EMMIS
                                                 HISTORICAL    AND OTHER (3A)    ADJUSTMENTS       PRO FORMA
                                                 ----------    --------------    -----------       ---------
Net revenues.................................     $100,519        $28,898              $--         $129,417
  Operating expenses.........................       61,856         21,029               --           82,885
  International business development
     expenses................................          404             --               --              404
  Corporate expenses.........................        3,720            227               --            3,947
  Depreciation and amortization..............       14,272          4,216            2,745(3B)       21,233
  Noncash compensation.......................        1,664             --               --            1,664
  Programming Restructuring Cost.............           --             --               --               --
  Time Brokerage Agreement Fee...............           --             --               --               --
                                                  --------        -------         --------         --------
Operating Income.............................       18,603          3,426           (2,745)          19,284
Other Income (Expense).......................                          --
  Interest Expense...........................       (8,412)          (669)         (16,883)(3C)     (25,964)
  Other Income (expense), net................          310             18               --              328
                                                  --------        -------         --------         --------
       Total other income (expense)..........       (8,102)          (651)         (16,883)         (25,636)
                                                  --------        -------         --------         --------
Income before income taxes...................       10,501          2,775          (19,628)          (6,352)
Tax Provision (Benefit)......................        4,590          2,162           (8,566)(3D)      (1,814)
                                                  --------        -------         --------         --------
Net Income (loss)............................        5,911            613          (11,062)          (4,538)
Less: Preferred Stock Dividends..............        2,246             --               --            2,246
                                                  --------        -------         --------         --------
Net Income (loss) Available to Common........       $3,665           $613         $(11,062)        $ (6,784)
                                                  ========        =======         ========         ========
EPS (basic)..................................        $0.08                                         $  (0.15)
                                                  ========                                         ========
EPS (diluted)................................        $0.08                                         $  (0.15)
                                                  ========                                         ========
Basic (weighted average shares
  outstanding)...............................       46,269                                           46,269
                                                  ========                                         ========
Diluted (weighted average shares
  outstanding)...............................       48,012                                           46,269
                                                  ========                                         ========

                        EMMIS COMMUNICATIONS CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 29, 2000
                                 (IN THOUSANDS)

                                                                 PRO FORMA ADJUSTMENTS
                                                              ----------------------------
                                                               SIGNIFICANT
                                                              ACQUISITIONS
                                                  EMMIS         AND OTHER      ACQUISITION          EMMIS
                                                HISTORICAL        (3A)         ADJUSTMENTS        PRO FORMA
                                                ----------    ------------     -----------      -------------
Net revenues................................     $325,265       $153,288             $--           $478,553
  Operating expenses........................      199,818        103,896              --            303,714
  International business development
     expenses...............................        1,558             --              --              1,558
  Corporate expenses........................       13,872          2,035              --             15,907
  Depreciation and amortization.............       44,161         21,753          11,072(3B)         76,986
  Noncash compensation......................        7,357             --              --              7,357
  Programming restructuring cost............          896             --              --                896
  Time brokerage agreement fee..............           --             --              --                 --
                                                 --------       --------        --------          ---------
Operating income (loss).....................       57,603         25,604         (11,072)            72,135
Other income (expense)
  Interest expense..........................      (51,986)        18,198         (69,328)(3C)      (103,116)
  Other income (expense), net...............        3,247         (2,857)             --                390
                                                 --------       --------        --------          ---------
Total other income (expense)................      (48,739)        15,341         (69,328)          (102,726)
                                                 --------       --------        --------          ---------
Income before income taxes..................        8,864         40,945         (80,400)           (30,591)
Tax provision (benefit).....................        6,875         17,921         (32,914)(3D)        (8,118)
                                                 --------       --------        --------          ---------
Income before extraordinary item............        1,989         23,024         (47,486)           (22,473)
Less: Preferred stock dividends.............        3,144             --              --              3,144
                                                 --------       --------        --------          ---------
  Net income to common shareholder before
     extraordinary item.....................      $(1,155)       $23,024        $(47,486)          $(25,617)
                                                 ========       ========        ========          =========
EPS before extraordinary item (basic).......       $(0.03)                                        $   (0.57)
                                                 ========                                         =========
EPS before extraordinary item (diluted).....       $(0.03)                                        $   (0.57)
                                                 ========                                         =========

Basic (weighted average shares
  outstanding)..............................       36,156                                            45,337
                                                 ========                                         =========
Diluted (weighted average shares
  outstanding)..............................       36,156                                            45,337
                                                 ========                                         =========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


1. BASIS OF PRESENTATION

     We are a diversified media company with radio broadcasting, television broadcasting, and magazine publishing operations. The accompanying combined condensed pro forma financial statements give effect to our 1999 Equity Transactions and the transactions described below.

     The following acquisitions have been completed since March 1, 1999. Each acquisition has been accounted for using the purchase method of accounting.

     - On October 6, 2000, we acquired from Sinclair Broadcast Group, Inc. ("Sinclair") certain assets of radio stations WIL-FM, WRTH-AM, WVRV-FM, KPNT-FM, KXOK-FM, and KIHT-FM in St. Louis, Missouri for a cash purchase price of $220.0 million. This acquisition was financed with borrowings under our credit facility.

     - On October 6, 2000, we acquired certain assets of radio station KZLA-FM ("Bonneville") in exchange for three radio stations acquired from Sinclair (WIL-FM, WVRV-FM and WRTH-AM) and our existing radio station WKKX-FM. The acquired assets of Bonneville will be recorded based on the fair value of the Sinclair radio stations ($154.5 million) and our station WKKX-FM ($30.5 million) totaling $185 million, exchanged for KZLA. The net book value of WKKX-FM approximates $21.5 million.

     - On October 2, 2000, we purchased eight network-affiliated and seven satellite television stations from Lee Enterprises, Incorporation for $559.5 million and the payment of $21.5 million for working capital (the "Lee Acquisition"). This transaction was financed through borrowings under our amended credit facility. As a result of the Lee Acquisition, we will own more television stations in the Hawaiian market than is currently permitted by FCC regulations. We may be required to sell one of our Hawaiian television stations to be in compliance with this regulatory requirement. The operating results of the Lee station serving the Hawaiian market have been excluded from the accompanying pro forma statements of operations.

     - On November 9, 1999, we completed our acquisition of 75% of the outstanding common stock of Votionis, S.A. ("Votionis") for $13.3 million in cash plus liabilities recorded of $5.6 million. Votionis, which operates two radio stations in Buenos Aires, Argentina, is included in our operating results effective November 9, 1999. A pro forma adjustment is required to reflect its operating results for the period prior to the acquisition. The purchase of Votionis was financed with proceeds from our 1999 Equity Transaction. Therefore, no pro forma adjustment related to debt or interest expense has been recorded for this transaction.

     - On October 29, 1999, we completed an acquisition of substantially all of the assets of television station WKCF in Orlando, Florida ("WKCF") from Press Communications, L.L.C. for approximately $197.1 million in cash. WKCF is included in our operating results effective October 29, 1999. A pro forma adjustment is required to reflect WKCF's operating results for the period prior to the acquisition. The purchase of WKCF was financed with proceeds from the 1999 Equity Transactions. Therefore, no pro forma adjustment related to debt or interest expense has been recorded for this transaction.

2. PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED BALANCE SHEET

     (A) DETERMINATION OF COMBINED PURCHASE PRICE

TELEVISION
Lee -- cash requirement, including working capital of
  $21,500...................................................     $581,000
Lee -- program rights liability assumed.....................        5,488
Lee -- estimated transaction costs..........................          560
                                                                ---------
Total purchase price -- television acquisition..............      587,048
                                                                ---------
RADIO
Sinclair -- cash requirement................................      220,000
Sinclair -- assets exchanged................................     (154,527)
Bonneville -- assigned value................................      185,000
Sinclair and Bonneville -- estimated transaction costs......       11,685
                                                                ---------
Total purchase price -- significant radio acquisitions......      262,158
                                                                ---------
Combined Purchase price -- significant acquisitions.........     $849,206
                                                                ---------

     (B) DETERMINATION OF COMBINED FINANCING REQUIREMENT

Combined purchase price -- significant acquisitions.........     $849,206
Less: Fair value of assets exchanged (WKKX-FM)..............      (30,473)
Less: liabilities assumed and transaction costs.............      (17,733)
                                                                ---------
Total debt required to finance all acquisitions.............     $801,000
                                                                =========

---------------

     In order to finance the Lee Acquisition and the Sinclair Acquisition, we amended our existing credit facility to increase our borrowing capability to a total of $1.0 billion. We borrowed $801.0 million under the amended credit facility to finance these acquisitions and $128.0 million to fund other acquisitions.

     (C) ALLOCATION OF PURCHASE PRICE FOR SIGNIFICANT ACQUISITIONS:

                                                                      SIGNIFICANT ACQUISITIONS
                                                          ------------------------------------------------
                                                          ALLOCATION OF
                                                          PURCHASE PRICE      BOOK VALUE       PRO FORMA
                                                          AND FINANCING       OF ASSETS       ACQUISITIONS
                                                            COSTS (CA)      EXCHANGED (CB)     ADJUSTMENT
                                                          --------------    --------------    ------------
CURRENT ASSETS:
Cash and cash equivalents.............................        $(4,380)              $--          $(4,380)(Cc)
Other.................................................         26,988                --           26,988
                                                             --------          --------         --------
Total current assets..................................         22,608                --           22,608
Property and equipment, net...........................         72,736            (1,588)          71,148
Intangible assets, net................................        749,482           (19,932)         729,550
Other assets, net.....................................          4,380            (5,000)            (620)(Cc)
                                                             --------          --------         --------
Total assets..........................................       $849,206          $(26,520)        $822,686
                                                             ========          ========         ========
CURRENT LIABILITIES:
Current portion of TV program rights payable..........         $4,718               $--           $4,718
Accounts payable and other............................         12,245            (5,000)           7,245
                                                             --------          --------         --------
Total current liabilities.............................         16,963            (5,000)          11,963
TV program rights payable, net of current portion.....            770                --              770
Deferred taxes........................................          3,402                --            3,402
Credit facility, bridge loan and senior subordinated
  notes...............................................        801,000                --          801,000(Cd)
                                                             --------          --------         --------
Total liabilities.....................................        822,135            (5,000)         817,135
NET ASSETS:...........................................         27,071           (21,520)           5,551(Ca)
                                                             --------          --------         --------
Total Liabilities and Net Assets......................       $849,206          $(26,520)        $822,686
                                                             ========          ========         ========

-------------------------
(Ca) Reflects management's preliminary purchase price allocation for the Lee, Sinclair and Bonneville stations to be acquired and retained based on information currently available. Net assets includes the book gain net of taxes resulting from the exchange of our WKKX-FM radio business in connection with the Bonneville Acquisition of $5.551 million net of $3.402 million of deferred income taxes. The gain has been properly excluded from the accompany pro forma statement of operations.

(Cb) Pro forma adjustment required to reflect the elimination our radio station WKKX's assets to be exchanged in connection with the Bonneville Acquisition.

(Cc) Pro forma adjustment to reflect a reduction in cash related to deferred financing costs incurred in connection with the recent amendment to our credit facility.

(Cd) Pro forma adjustment to reflect debt incurred to finance the Lee and Sinclair Acquisitions.

3. PRO FORMA ADJUSTMENTS TO COMBINED STATEMENTS OF OPERATIONS

     Certain reclassifications have been made to the historical results of the acquired businesses to conform to Emmis' pro forma financial presentation. These reclassifications had no effect on results of operations.

     (A) Emmis' February 28 fiscal year end differs from the September 30 or December 31 fiscal year ends of Lee, Sinclair and Bonneville. The historical results of the Lee television stations KOIN, KRQE, WSAZ, KSNW, KGMB, KGUN, KMTV and KSNT, the Sinclair radio stations, KPNT, KXOK, KIHT, WIL, WRTH and WVRV, and the Bonneville radio station KZLA for the three months ended March 31, 2000 are included in our pro forma statement of operations for the three months ended May 31, 2000. The historical results of the Lee, Sinclair and Bonneville stations for the twelve months ended December 31, 1999, are included in our pro forma statement of operations for the fiscal year ended February 29, 2000.

                                                                          PRO FORMA ADJUSTMENTS
                                                                          ---------------------
                                                                         ELIMINATE
                                                          SINCLAIR     STATIONS TO BE                 SIGNIFICANT
                                           LEE           BONNEVILLE      EXCHANGED                   ACQUISITIONS
  THREE MONTHS ENDED MAY 31, 2000    (HISTORICAL)(AA)   (HISTORICAL)        (AB)        OTHER (AC)   AND OTHER (A)
  -------------------------------    ----------------   ------------   --------------   ----------   -------------
                                                                    (IN THOUSANDS)
Net revenues.......................      $24,891           $9,333         $(5,326)          $--         $28,898
Operating expenses.................       18,252            6,183          (3,406)           --           21,029
International business development
  expenses.........................           --               --              --            --               --
Corporate expenses.................          115              194             (82)           --              227
Depreciation and amortization......        2,843            2,253            (880)           --            4,216
Noncash compensation...............           --               --              --            --               --
Programming restructuring cost.....           --               --              --            --               --
Time brokerage agreement fee.......           --               --              --            --               --
                                         -------          -------         -------           ---          -------
Operating income (loss)............        3,681              703            (958)           --            3,426
Interest expense...................           --           (1,603)            934            --             (669)
  Other income (expense), net......           --               50             (32)           --               18
                                         -------          -------         -------            --          -------
Total other income (expense).......           --           (1,553)            902            --             (651)
Income (loss) before income
  taxes............................        3,681             (850)            (56)           --            2,775
Tax provision / (benefit)..........        1,590              494              78            --            2,162
                                         -------          -------         -------           ---          -------
Income (loss) before extraordinary
  item.............................      $ 2,091          $(1,344)          $(134)           --            $613
                                         =======          =======         =======                       =======

                                                                            PRO FORMA ADJUSTMENTS
                                                                            ---------------------
                                                            SINCLAIR       ELIMINATE                    SIGNIFICANT
                                             LEE           BONNEVILLE    STATIONS TO BE                ACQUISITIONS
TWELVE MONTHS ENDED FEBRUARY 29, 2000  (HISTORICAL)(AA)   (HISTORICAL)   EXCHANGED (AB)   OTHER (AC)   AND OTHER (A)
-------------------------------------  ----------------   ------------   --------------   ----------   -------------
Net revenues.......................        $105,848         $40,819         $(22,141)      $28,762       $153,288
Operating expenses.................          77,007          22,892          (13,801)       17,798        103,896
International business development
  expenses.........................              --              --               --            --             --
Corporate expenses.................           1,557             944             (466)           --          2,035
Depreciation and amortization......          11,432           8,580           (3,231)        4,972         21,753
Noncash compensation...............              --              --               --            --             --
Programming restructuring cost.....              --              --               --            --             --
Time brokerage agreement fee.......              --              --               --            --             --
                                           --------         -------         --------       -------       --------
Operating income(loss).............          15,852           8,403           (4,643)        5,992         25,604
Interest expense...................              --          (6,173)           3,586        20,785         18,198
Other income (expense), net........              --               1                6        (2,864)        (2,857)
                                           --------         -------         --------       -------       --------
Total other income (expense).......              --          (6,172)           3,592        17,921         15,341
Income before income taxes.........          15,852           2,231           (1,051)       23,913         40,945
Tax provision / (benefit)..........           6,799           2,489             (454)        9,087         17,921
                                           --------         -------         --------       -------       --------
Income before extraordinary item...        $  9,053         $  (258)        $   (597)      $14,826       $ 23,024
                                           ========         =======         ========       =======       ========

-------------------------
(Aa) The Lee historical amounts have been adjusted to reflect the elimination of the historical results of Lee television station KGMG in Honolulu, which we may be required to sell to meet FCC ownership limits.

(Ab) Pro forma adjustment to reflect the elimination of the historical results of the Sinclair radio stations WIL, WRTH, and WVRV and our radio station WKKX, which will be exchanged for Bonneville radio station KZLA.

(Ac) Pro forma adjustment to reflect (1) the operating results of Votionis and WKCF for the periods of March 1, 1999 through November 8, 1999 and March 1, 1999 through October 28, 1999, prior to their respective acquisitions by us. Votionis and WKCF were acquired prior to the three months ended May 31, 2000 and are therefore included in our historical operating results for the period. The pro forma adjustment also reflects the reduction in interest expense related to the repayment of $311.6 million of the credit facility with proceeds from the 1999 Equity Transactions and the reduction of investment earnings by us prior to the repayment date.

     (B) Pro forma adjustment to reflect the increase in depreciation and amortization expense as a result of recording property, plant and equipment and intangible assets at acquisition value.

                                                                          FOR THE YEAR
                                                         FOR THE THREE       ENDED
                                                         MONTHS ENDED     FEBRUARY 29,
                                                         MAY 31, 2000         2000
                                                         -------------    ------------
Lee..................................................       $2,122          $ 8,428
Bonneville/Sinclair..................................          623            2,644
                                                            ------          -------
                                                            $2,745          $11,072
                                                            ======          =======

     (C) Pro forma adjustment to reflect the following adjustments to interest expense.

                                                                            FOR THE
                                                         FOR THE THREE     YEAR ENDED
                                                         MONTHS ENDED     FEBRUARY 29,
                                                         MAY 31, 2000         2000
                                                         -------------    ------------
$801,000 borrowed, interest at approximately 8.5% per
  annum based on the terms of our amended credit
  facility...........................................       $17,027         $68,109
Amortization of deferred financing cost related to
  our amended credit facility and a permanent
  financing proposal.................................           525           3,806
                                                            -------         -------
Total Additional Pro Forma Interest Expense..........        17,552          71,915
Historical interest expense..........................          (669)         (2,587)
                                                            -------         -------
Pro Forma Adjustment.................................       $16,883         $69,328
                                                            =======         =======

     If the interest rate on our variable debt were to increase by 0.125%, our pro forma interest expense would have been higher by approximately $1.0 million and $0.3 million for the year ended February 29, 2000 and the three months ended May 31, 2000, respectively.

     (D) To adjust income taxes based on combined federal and state statutory rate of 38%.

Exhibit     (c) Exhibits
Number                         Description
------                         -----------
2.1         Purchase and Sale Agreement, dated as of May 7, 2000, by
            and among Lee, New Mexico Broadcasting Co. and the
            Company.
2.2         Asset Purchase Agreement, dated as of June 21, 2000, by
            and among Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, LLC and the Company.

2.3 Asset Exchange Agreement, dated as of October 6, 2000, between the Company, Emmis 106.5 FM Broadcasting
            Corporation of St. Louis and Emmis 106.5 FM License
            Corporation of St. Louis, and Bonneville and Bonneville Holding Company.

10.1 Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 2, 2000, among the Company, Toronto Dominion (Texas), Inc., as Lead
            Arranger and Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as
            Syndication Agent, and each of the Financial Institutions Now or Hereafter Parties Hereto.

10.2 Asset Purchase Agreement, dated as of June 19, 2000, by and among the Company, AMFM Houston, Inc., AMFM
            Ohio, Inc. and AMFM Radio Licenses, LLC.

23.1        Consent of McGladry & Pullen LLP

23.2        Consent of Arthur Andersen LLP

99.1        Press release, dated October 2, 2000, of the Company and
            Lee.

99.2        Press release, dated October 6, 2000. of the Company.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    EMMIS COMMUNICATIONS CORPORATION



                                    By:  /s/ Walter Z. Berger
                                       -----------------------------------------
                                    Name:   Walter Z. Berger
                                    Title:  Executive Vice President,
                                    (Authorized Corporate Officer)
                                    Chief Financial Officer and Treasurer



Dated: October 16, 2000

                                  EXHIBIT INDEX


2.1 Purchase and Sale Agreement, dated as of May 7, 2000, by and among Lee Enterprises, Incorporated, New Mexico Broadcasting Co. and Emmis Communications Corporation.

2.2 Asset Purchase Agreement, dated as of June 21, 2000, by and among Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, LLC and Emmis Communications Corporation.

2.3 Asset Exchange Agreement, dated as of October 6, 2000, between Emmis Communications Corporation, Emmis 106.5 FM Broadcasting Corporation of St. Louis and Emmis 106.5 FM License Corporation of St. Louis, and Bonneville International Corporation and Bonneville Holding Company.

10.1 Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 2, 2000, among Emmis Communications Corporation, Toronto Dominion (Texas), Inc., as Lead Arranger and Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent, and each of the Financial Institutions Now or Hereafter Parties Hereto.

10.2 Asset Purchase Agreement, dated as of June 19, 2000, by and among Emmis Communications Corporation, AMFM Houston, Inc., AMFM Ohio, Inc. and AMFM Radio Licenses, LLC.

23.1   Consent of McGladry & Pullen LLP

23.2   Consent of Arthur Andersen LLP

99.1 Press release, dated October 2, 2000, of Emmis Communications Corporation and Lee Enterprises, Incorporated.

99.2   Press release, dated October 6, 2000, of Emmis Communications
       Corporation.